                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549



                                   FORM 8-K




                Current Report Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported):  March 17, 2000



                      Internet Communications Corporation
                      -----------------------------------
                 (Exact name of registrant as specified in its
                                   charter)




          Colorado                          0-19578           84-1095516
--------------------------------------  ----------------   ------------------
  (State or other jurisdiction of       (Commission File    (I.R.S. Employer
   incorporation or organization)           Number)        Identification No.)



      7100 E. Bellview Ave., Suite 201, Englewood, CO            80111
    --------------------------------------------------         ---------
        (Address of principal executive offices)               (Zip Code)



      Registrant's telephone number, including area code:  (303) 770-7600



                                Not Applicable
   -------------------------------------------------------------------------
          (Former name or former address, if changed since last report)



                         Exhibit Index is on page 5.
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                      INTERNET COMMUNICATIONS CORPORATION

Item 5.   Other Events.

On March 17, 2000, Internet Communications Corporation ("INCC") executed a definitive Agreement and Plan of Merger (the "Merger Agreement") pursuant to which RMI.NET, Inc. ("RMI") will acquire INCC in exchange for RMI common stock and warrants to purchase shares of RMI common stock.

The acquisition will be effected through a merger (the "Merger") of a wholly owned subsidiary of RMI with and into INCC, with INCC as the surviving corporation. Upon consummation of the Merger, INCC shareholders will be entitled to receive a number of shares of RMI common stock equal to $2.50 divided by the average of the closing prices of RMI common stock for the fifteen consecutive trading days ending on the date immediately prior to the closing of the Merger. For example, if the fifteen-day average closing sales price of RMI were $10.00, each holder of INCC common stock would receive 0.25 shares of RMI common stock for each share of INCC common stock. The value attributed to the RMI common stock will not exceed $12.89, which is 125% of the average closing price of RMI common stock for the 15 consecutive trading days ending on the day immediately prior to the signing of the Merger Agreement (the "Signing Price"), nor will the value attributed to the RMI common stock be less than $6.19, which is 60% of the Signing Price. It is currently anticipated that up to approximately 11,346,000 shares of INCC common stock will be outstanding on the closing date of the Merger, including shares of INCC common stock to be issued upon (1) payment of dividends on INCC preferred stock, (2) conversion of INCC preferred stock to INCC common stock, (3) repayment of loans made by Interwest Group, Inc. (as further described below) and (4) the exercise of outstanding options and warrants. In addition to the shares of RMI common stock, the shareholders of INCC (excluding Interwest Group, Inc., INCC's largest shareholder, and the directors of INCC), will be entitled to receive in exchange for each share of INCC common stock, a warrant exercisable for one share of RMI common stock at $11.50, and cancellable on 30-day's notice by RMI if RMI's share price exceeds $13 for five consecutive trading days. The exercise period for each warrant will begin thirty days after the closing date of the Merger and will expire two years thereafter.

INCC's board of directors has approved the Merger and has recommended that the shareholders approve the Merger. Consummation of the Merger remains subject to shareholder approval and other customary conditions.

In connection with the execution of the Merger Agreement, INCC's largest shareholder, Interwest Group, Inc., loaned $3 million to INCC. The $3 million loan was used in part to repay INCC's outstanding line of credit, which matured on March 1, 2000. The Merger Agreement requires that, under certain circumstances, Interwest Group, Inc. will be required to lend up to an additional $600,000 to INCC prior to the closing of the Merger. Under the terms of the Merger Agreement, the amounts loaned by Interwest Group, Inc. to INCC, including a $500,000 loan made on February 2, 2000, will be converted into common stock of

                                      -2-
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INCC immediately prior to consummation of the Merger at a price of $2.50 per share and thereafter be exchanged for RMI common stock on the same basis as the other shares of INCC common stock, except that Interwest Group, Inc. will not receive any warrants.

RMI, INCC and Interwest Group, Inc. entered into a shareholders agreement pursuant to which, among other things, Interwest Group, Inc. agreed to vote its shares of INCC common stock in favor of the Merger and to refrain from voting such shares in favor of actions that could reasonably be expected to materially and adversely affect the Merger.

The shareholder agreement also imposes restrictions on Interwest Group, Inc.'s ability to sell RMI common stock in the first year following consummation of the Merger. During such period, Interwest Group, Inc. may sell up to a maximum of 300,000 shares of RMI common stock, subject to certain market and sale price conditions. However, Interwest Group, Inc. will be entitled to sell an additional number of shares if, prior to consummation of the Merger, it loans to INCC an aggregate amount in excess of an additional $600,000.

In connection with the execution of the Merger Agreement, INCC and RMI entered into an exchange agreement, pursuant to which RMI deposited in escrow a number of newly-issued shares of its common stock equal in dollar value to 19.9% of the outstanding shares of INCC common stock (as of the execution date of the exchange agreement), based on a price of $3.25 per share of INCC common stock. If the Merger is not consummated for certain reasons, INCC will exchange a number of newly-issued shares equal to 19.9% of its common stock (based on the number of shares outstanding as of the execution date of the exchange agreement) for the shares deposited in escrow by RMI.

INCC and RMI are subject to certain voting and resale restrictions with respect to the shares received in the share exchange. Each party has granted a proxy in favor of the board of directors of the other party to vote such shares until transferred to a third party, other than an affiliate. In addition, during the first year following the share exchange and provided that certain market and sale price conditions are satisfied, INCC may sell up to a maximum of 300,000 shares of RMI and RMI may sell an identical percentage of the shares of INCC that it holds. For example, if in the exchange INCC were to receive 400,000 shares of RMI common stock and RMI were to receive 1,000,000 shares of INCC common stock, RMI would be permitted to sell up to a maximum of 750,000 INCC shares, subject to certain market and sale price conditions. INCC and RMI have agreed to grant registration rights for the resale by the other party of shares received in the share exchange.

The share exchange will not take place if: (1) the Merger is consummated, (2) both RMI and INCC mutually agree not to proceed with the exchange, (3) INCC, in its sole discretion, independently elects not to proceed with the exchange or
(4) INCC or RMI

                                      -3-
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terminates the Merger Agreement under certain circumstances.

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                                   Exhibits:

Exhibit
Number        Exhibit Description
-------  -----------------------------
2.1 Agreement and Plan of Merger, dated March 17, 2000, by and among RMI.NET, Inc., Internet Acquisition Corporation and Internet Communications Corporation
4.1 Form of Warrant Agreement (including the related Form of Warrant attached thereto)
10.1 Exchange Agreement, dated March 17, 2000, by and between RMI.NET, Inc. and Internet Communications Corporation
10.2 Shareholders Agreement, dated March 17, 2000, by and among RMI.NET, Inc., Internet Communications Corporation and Interwest Group, Inc.
99.1     Press Release dated March 21, 2000

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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    INTERNET COMMUNICATIONS CORPORATION


Date March 31, 2000                             By:  /s/Thomas Galley
     --------------                                  ----------------
                                                     Thomas Galley
                                                     President and CEO

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                               INDEX TO EXHIBITS

Exhibit
Number                           Exhibit Description                       Page
-------  -------------------------------------------------------------     ----
2.1      Agreement and Plan of Merger, dated March 17, 2000,               ___
         by and among RMI.NET, Inc., Internet Acquisition Corporation and Internet Communications Corporation
4.1      Form of Warrant Agreement (including the related Form of warrant
         attached thereto)                                                 ___
10.1     Exchange Agreement, dated March 17, 2000, by and between          ___
         RMI.NET, Inc. and Internet Communications Corporation
10.2     Shareholders Agreement, dated March 17, 2000, by and among        ___
         RMI.NET, Inc., Internet Communications Corporation and Interwest Group, Inc.
99.1     Press Release dated March 21, 2000                                ___


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